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                                                                     EXHIBIT 2.4

                       STOCK PLEDGE AND GUARANTY AGREEMENT
                                  OF GWP, INC.

         THIS STOCK PLEDGE AGREEMENT (this "Agreement"), dated as of February 15, 1999, by and between GWP, INC., a Georgia corporation (the "Pledgor"), and U.S. TECHNOLOGIES, INC., a Delaware corporation ("Pledgee").

                                   WITNESSETH:

         WHEREAS, pursuant to that certain promissory note, dated as of the date hereof, executed by Kenneth H. Smith ("Smith"), the sole owner of all of the capital stock of Pledgor, in favor of Pledgee, in the principal amount of $1,234,832 (the "Note") and pursuant to the obligations, agreement and guaranties of Smith pursuant to that certain stock pledge and guaranty agreement, dated as of the date hereof, between Smith and Pledgee (the "Smith Pledge"), Pledgee has agreed to extend certain financial obligations to Smith, with respect to his purchase of all of the capital shares of Pledgor; and

         WHEREAS, Pledgee, to the significant financial benefit of Smith and Pledgor, has provided, and continues to provide, significant working capital to Technology Manufacturing & Design, Inc., a Texas corporation ("TMD") and the subsidiary of Pledgor (the "Working Capital Benefits"); and

         WHEREAS, Pledgor is the owner of 15,250,000 shares of the common stock, no par value, and 3,750,000 shares of the Series C Preferred Stock of TMD (the "Pledged Shares"); and

         WHEREAS, as a condition to Pledgee's willingness to extend the financial accommodations to Smith evidenced by the Note, and in consideration of the Working Capital Benefits and other valuable consideration, receipt of which is hereby acknowledged, Pledgee has required that Pledgor execute this Agreement in order to further secure the obligations of Smith under the Note and under the Smith Pledge, and to secure Pledgor's obligations hereunder;

         NOW, THEREFORE, in consideration of the premises and the covenants set forth herein the parties hereto agree as follows:

10. Security for Obligations. This Agreement is given to Pledgee as security for the full, prompt and complete performance and satisfaction of the obligations, agreements and guaranties of Pledgor under this Agreement and of Smith under the Smith Pledge, and for the full, prompt and complete payment and performance in full when due of the indebtedness under the Note (the obligations, agreements and guaranties of Pledgor hereunder and of Smith under the Smith Pledge, and the payment and performance of the Note, in full, when due, being referred to, collectively, as the "Obligations").

11. Guaranties. The Pledgor hereby guarantees, primarily, fully and unconditionally the following:

         (a) The full, prompt and complete satisfaction and performance of the obligations, including the payment of any principal or interest which is due but unpaid, under the Note.



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         (b)      The full, prompt and complete payment of all outstanding
                  principal of, and accrued interest on, the Note, upon the happening of any default under the Note which remains uncured under the terms of the Note;

         (c) The full, prompt and complete satisfaction and performance of the obligations and guaranties of Smith under the Smith Pledge;

         (d) The full, prompt and complete satisfaction and performance by TMD of all of its obligations under and pursuant to the Loan and Security Agreement between TMD and Fidelity Funding, Inc., dated as of November 30, 1998;

         (e) The full, prompt and complete satisfaction and performance by TMD of all of its obligations under Section 8.2 of the Amended and Restated Stock Purchase Agreement between TMD and Pledgor, dated as of October 5, 1998;

         (f) The full, prompt and complete satisfaction and performance by Smith of his obligations under Section 6 of that certain Severance Agreement, dated as of February 11, 1999, between Smith and Pledgee; and

         (g) The full, prompt and complete satisfaction and performance by TMD of all of its obligations pursuant to that certain Agreement of Non-Dilution, dated as of the date hereof, between Pledgee and TMD.

Any failure of Smith or TMD to fully, promptly and completely perform and satisfy the obligations and performance guaranteed by the Pledgor hereby shall be deemed a breach of these guaranties and, thereby, a breach of the Obligations.

12. Pledge of Collateral. Pledgor hereby pledges, assigns, grants a security interest in, transfers and delivers unto Pledgee a continuing security interest in each of the following (collectively, the "Collateral"):

         (a) all of Pledgor's right, title and interest in and to all of the Pledged Shares described in, and evidenced by, certificate no. 1 (Series C Preferred Stock) and certificate no. 101 (Common Stock), and the certificates representing the Pledged Shares, and all dividends, cash, securities, instruments, rights and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares, including, without limitation, all additional shares of capital stock of the issuer of the Pledged Shares from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares and the certificates, if any, representing such additional shares (the "Additional Shares");

         (b) all other rights appurtenant to the property described in clause (a) above (including, without limitation, voting rights); and

         (c)      all cash and noncash proceeds of any and all of the foregoing.



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         Simultaneously with the execution of this Agreement, Pledgor has delivered to Pledgee all of the certificates representing the Pledged Shares, accompanied by proper instruments of assignment duly executed in blank by Pledgor.

13. Representations and Warranties of Pledgor. Pledgor hereby represents and warrants to Pledgee, as of the date hereof, that:

         (a) Pledgor is the sole holder of record and beneficial owner of the Pledged Shares, free and clear of any pledge, hypothecation, assignment, lien, charge, claim, security interest, option, preference, priority or other preferential arrangement of any kind or nature whatsoever created by Pledgor ("Lien") thereon or affecting the title thereto other than as created by this Agreement.

         (b) Pledgor has the right and all requisite authority to pledge, assign, grant a security interest in, transfer and deliver the Collateral to Pledgee as provided in this Agreement.

         (c) This Agreement has been duly executed and delivered by Pledgor and constitutes the legal, valid and binding obligation of Pledgor, enforceable against Pledgor in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

         (d) No consent, approval, authorization or other order of any person is required for (i) the execution and delivery of this Agreement by Pledgor or the delivery by Pledgor of the Collateral to Pledgee as provided herein, or (ii) for the exercise by Pledgee of the voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with the disposition of the Collateral by laws affecting the offering and sale of securities generally.

         (e) Upon the delivery to Pledgee of the certificates representing the Pledged Shares, Pledgee will have a valid and perfected security interest therein subject to no prior lien.

         (f) The Pledged Shares constitute at least 51% of the voting securities and voting control of TMD, and Pledgor will cause the Collateral to consist, at all times prior to the full, prompt and complete satisfaction and performance of the Obligations, of the capital shares of TMD, which are equal to at least 51% of the voting securities and voting control of TMD.

         The representations and warranties set forth in this Section 4 shall survive the execution and delivery of this Agreement.

14.      Voting and Dividend Rights.

         (a) Unless and until an Event of Default (as hereinafter defined) has occurred and is continuing during the term of this
                  Agreement:

                  (i) Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Shares or any part thereof for any purpose not inconsistent with the terms of this Agreement.


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                  (ii)     Pledgor shall be entitled, from time to time, to
                           collect and receive for Pledgor's own use all cash dividends (except cash dividends paid or payable in respect of the total or partial liquidation of an issuer) paid on the Pledged Shares; provided, however, that until actually paid, all rights to such dividends shall remain subject to the Lien of this Agreement and that all dividends (other than cash dividends governed by the immediately preceding subparagraph) and all other distributions (other than said cash dividends) in respect of any of the Collateral, whenever paid or made, shall be delivered to Pledgee and held by it subject to the Lien created by this Agreement.

         (b) If any Event of Default shall have occurred and be continuing, at its option and election evidenced by a writing given to Pledgor, and whether or not Pledgee exercises any available option to declare any Obligation due and payable or seeks or pursues any other relief or remedy available to such holder under this Agreement or the Obligations:

                  (i) Pledgee, or its nominee or nominees, may have the sole and exclusive right to exercise all voting, consensual and other powers of ownership pertaining to the Pledged Shares and may exercise such powers in such manner as Pledgee, in its sole discretion, shall determine to be necessary, appropriate or advisable, and, if Pledgee shall so request in writing, Pledgor agrees to execute and deliver to Pledgee such other and additional powers, authorizations, proxies, dividends and such other documents as Pledgee may reasonably request from time to time to secure to Pledgee the rights, powers and authorities intended to be conferred upon Pledgee by this subsection (b); and

                  (ii) all dividends and other distributions on the Pledged Shares shall be paid directly to Pledgee and retained by it as part of the Pledged Shares, subject to the terms of this Agreement, and, if Pledgee shall so request in writing, Pledgor agrees to execute and deliver to the Pledgee from time to time appropriate additional dividend, distribution and other orders and documents to that end.

15.      Covenants. Pledgor covenants and agrees that:

         (a) Pledgor will not, without the prior written consent of Pledgee, sell, assign, transfer, mortgage, pledge or otherwise encumber any of Pledgor's rights in or to the Collateral or any dividends or other distributions or payments with respect thereto or grant a Lien on any thereof.

         (b) Pledgor will, at Pledgor's own expense, execute, acknowledge and deliver all such instruments and take all such action as Pledgee from time to time may reasonably request in order to ensure to Pledgee the benefits of the first priority Lien on and to the Collateral intended to be created by this Agreement.

         (c) Pledgor will defend the title to the Collateral and the Lien of Pledgee thereon against the claim of any person claiming against or through Pledgor and will maintain and preserve such Lien so long as this Agreement shall remain in effect.


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         (d)      Pledgor will cause the Collateral to consist, at all times, of voting securities of TMD which are equal to at least 51% of the voting securities and voting control of TMD.

16. Event of Default. Any of the following specified events shall constitute an Event of Default under this Agreement:

         (a)      any breach by the Pledgor or Smith of the Obligations;

         (b) any representation, warranty or statement made by Pledgor in connection with this Agreement shall have been false or misleading in any material respect when made; or

         (c) any failure by Pledgor to observe or perform any covenant or agreement set forth in this Agreement.

17.      Remedies.

         (a) Upon the occurrence of an Event of Default, or at any time during the term of this Agreement at which such Event of Default is continuing, Pledgee is hereby authorized and empowered, at its election and in addition to those rights and remedies provided it in Section 5 of this Agreement, to transfer and register in its or its nominee's name the whole or any part of the Collateral, in which case Pledgee shall be credited with a payment towards the Obligations in an amount equal to the value of the Collateral so transferred.

         (b) Pledgor agrees that Pledgor will not interfere with any right, power and remedy of Pledgee provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by Pledgee of any one or more such rights, powers or remedies. No failure or delay on the part of Pledgee to exercise any such right, power or remedy, and no notice or demand which may be given to or made upon Pledgor by Pledgee with respect to any such remedies, shall operate as a waiver thereof, or limit or impair Pledgee's right to take any action or to exercise any power or remedy hereunder without notice or demand, or prejudice Pledgee's rights as against Pledgor in any respect.

         (c) The rights and remedies of Pledgee hereunder and under the Note are cumulative and concurrent and may be pursued separately, successively or together at the sole discretion of Pledgee and may be exercised as often as the occasion thereof shall arise. The failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

18.      Miscellaneous.

         (a) This Agreement shall be binding upon Pledgor and Pledgor's successors and assigns, and shall inure to the benefit of, and be enforceable by, Pledgee and its successors, transferees and assigns. None of the terms or provisions of this Agreement may be waived, altered, modified or amended except in writing duly signed for and on behalf of Pledgee and Pledgor.




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         (b)      This Agreement shall be governed by, and construed and
                  enforced in accordance with, the laws of the state of Georgia.

19. Pledgee Appointed Attorney-in-Fact; Indemnity. Pledgee, its successors and assigns, is hereby appointed the attorney-in-fact, with full power of substitution, of Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which such attorney-in-fact may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable while the Obligations remain outstanding and coupled with an interest.

20. No Waiver. No failure on the part of Pledgee to exercise, and no delay on the part of Pledgee in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by Pledgee of any right, power or remedy hereunder preclude any other or further right, power or remedy. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law.

21. Further Assurances. At Pledgor's expense, Pledgor will do all such acts, and will furnish to Pledgee all such financing statements, certificates and other documents and will do or cause to be done all such other things as Pledgee may reasonably request from time to time in order to give full effect to this Agreement and to secure the rights intended to be granted to Pledgee hereunder.

22. Notices. All communications required or otherwise provided under this Agreement shall be in writing and shall be deemed given when delivered to the address provided below such party's signature (as may be amended by notice from time to time), by hand, by courier or express mail, or by registered or certified United States mail, return receipt requested, postage prepaid.

23. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

24. Attorney's Fees. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorney's fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).


                         [SIGNATURES ON FOLLOWING PAGE]



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         IN WITNESS WHEREOF, the parties hereto have caused this Stock Pledge and Guaranty Agreement to be duly executed under seal as of the date first above written.

                            "PLEDGOR"

                            GWP, INC.


                            By: /s/ Kenneth H. Smith
                                ---------------------------------------------
                            Name:   Kenneth H. Smith
                                    -----------------------------------------
                            Title:  President and Chief Executive Officer
                                    -----------------------------------------

                            Address: 3901 Roswell Road, Suite 300
                                     Marietta, Georgia 30062


                            "PLEDGEE"

                            U.S. TECHNOLOGIES INC.


                            By:  /s/ John P. Brocard
                                 ------------------------------------------
                            Name:    John P. Brocard
                                     --------------------------------------
                            Title:   Executive Vice President
                                     --------------------------------------

                            Address: 3901 Roswell Road, Suite 300
                                     Marietta, Georgia 30062




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